Exhibit 3.1.34

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation	NCOP Strategic Partnership, Inc.

2.	Resident Agent Name and Street Address:	CSC Services of Nevada, Inc. 502 East John Street Carson City, NEVADA 89706

3.	Shares:	Number of shares with par value 1,000	Par Value $1.00		Number of shares with out par value

4.	Names, Addresses, Number of the Board of Directors/Trustees:	The First Board of Directors/Trustees shall consist of 3 members whose names and addresses are as follows:

1. See Attached Exhibit A

5.	Purpose	The purpose of this corporation shall be: To purchase and/or service receivables

6.	Other Matters:	Number of addition pages: 1

7.	Names, Addresses and Signatures of Incorporators:	Brian H. Callahan 515 Pennsylvania Avenue Ft. Washington, PA 19034	Signature:	/s/ Brian H. Callahan

8.	Certificate of Acceptance of Appointment of Resident Agent:	I, CSC Services of Nevada, Inc. hereby accept appointment as Resident Agent for the above named corporation

		/s/ Cindy Woodgate		2-08-01
		Signature of Resident Agent on behalf of CSC Services of Nevada, Inc.		Date

EXHIBIT A

DIRECTORS OF NCOP STRATEGIC PARTNERSHIP, INC.

Name	Address
Michael J. Barrist	515 Pennsylvania Avenue Ft. Washington, Pennsylvania 19034

Joshua Gindin	515 Pennsylvania Avenue Ft. Washington, Pennsylvania 19034

Michael B. Meringolo	515 Pennsylvania Avenue Ft. Washington, Pennsylvania 19034

CERTIFICATE OF CHANGE OF

ADDRESS OF RESIDENT AGENT AND

REGISTERED OFFICE

The former address of Nevada Incorporators & Registration Service, LLC, the resident agent of the business entities listed below was:

OLD ADDRESS:	3993 Howard Hughes Parkway, Suite 460
Las Vegas, Clark County, Nevada 89109

The address of the above-named resident agent is now changed to:

NEW ADDRESS:	3763 Howard Hughes Parkway, Suite 170
Las Vegas, Clark County, Nevada 89109

Signature of resident agent:	/s/ Candace R. Corra
Authorized Signature of R.A. or On Behalf of R.A. Company

Type of business entities represented:

☒  corporation    ☐  limited partnership    ☐  limited-liability company

☐  business trust    ☐  limited-liability limited partnership    ☐  limited-liability partnership

Name of business entities represented by resident agent:

BB&T Service Corporation	Capellon, Inc.

Dalton Whitfield Holdings, Inc.	Dalton Whitfield Intangible Properties, Inc.

Dalton Whitfield Investments, Inc.	Dazies Playhouse

Definitive Business Solutions	First Security Holdings, Inc.

First Security Intangible Properties, Inc.	First Security Investments, Inc.

First State Intangible Properties, Inc.	First State Investments, Inc.

Frontier Holdings, Inc.	Frontier Intangible Properties, Inc.

Frontier Investments, Inc.	FSH Holdings, Inc.

Greenwood Outfitters-Nevada, Inc.	Grey Hawk, Inc.

Hibbett Capital Management, Inc.	Karl Klement Enterprises-Nevada, Inc.

Additional Page to Certificate of Change of Address

Of Resident Agent and Registered Office

KK Partners/FM-Nevada, Inc.	Klement Nevada Partner s/Chrylser, Inc.

Lydian REIT Holdings, Inc.	NCOP Capital, Inc.

NCOP I, Inc.	NCOP II, Inc.

NCOP III, Inc.	NCOP IV, Inc.

NCOP Lakes, Inc.	NCOP Nevada Holdings, Inc.

NCOP Strategic Partnership, Inc.	NCOP V, Inc.

NCOP/Martin, Inc.	NIRS, Inc.

Oasis Telecommunications, Data and Records, Inc.	Ravisent IP, Inc.

Stewart & Associates, A Professional Law Association	Super J-Nevada, Inc.

TSPC, Inc.	Vegan Properties, Inc.

Weather Management, Inc.	Axeda IP, Inc.

Cedar Columbia Nevada, Inc.	Lion Holdings, Inc.

Pacific Circle, Inc.	Nfinite Solutions, Inc.